SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

2017 Annual Shareholder Meeting Date

On July 19, 2016, the Board of Directors of White Mountain Titanium Corporation, a Nevada corporation (the “Company”) approved holding the 2017 Annual Shareholder Meeting on Thursday, June 8, 2017 (the “2017 Annual Meeting”) with a record date of April 16, 2017. Unless the meeting date is later changed, the current deadline for submitting shareholder proposals for inclusion in the Company’s proxy statement under Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is set forth below.

Rule 14a-8 Shareholder Proposal Deadline

Pursuant to Rule 14a-8, the deadline for delivery of any shareholder proposals submitted pursuant to such rule for inclusion in the Company’s proxy materials for the 2017 Annual Meeting is the close of business on February 8, 2017. Such proposals must be delivered to the Company’s Secretary at 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095, Attention: Ronald N. Vance, Secretary. Shareholders are referred to Rule 14a-8 for a description of the relevant requirements for proposal submission.

Committee Appointments

On July 19, 2016, due to the elections of directors at the 2016 Annual Shareholder Meeting, the Board of Directors of the Company made the following committee appointments:

Audit Committee
Bobby Cooper (Chairman)
Weigang Greg Ye
David Kirkingburg

Compensation Committee
Yee Ya (Sue) Pei (Chairman)
Bobby Cooper

The Board of Directors approved changing the Nominating Committee to the Nominating and Corporate Governance Committee and made the following appointments:

Nominating and Corporate Governance Committee
David Kirkingburg (Chairman)
Andrew Sloop
Weigang Greg Ye

The officers who were appointed prior to the 2016 Annual Shareholder Meeting will remain in office until the next board meeting, at which time the board will consider election of officers for the coming year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: July 21, 2016	By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Interim CEO